For More Information Please Contact:	FOR IMMEDIATE RELEASE
David Carlson
Executive Vice President
LaCrosse Footwear, Inc.
(503) 766-1010 (ext. 1331)

LACROSSE FOOTWEAR ANNOUNCES RECEIPT

OF $0.9 MILLION CASH SETTLEMENT PAYMENT

Portland, Ore. – (February 2, 2004) LaCrosse Footwear, Inc. (Nasdaq/NMS:BOOT) today announced that it received a one-time, nonrecurring cash payment of $0.9 million in settlement of a dispute with a former vendor. This will be reported as an expense reduction in the first quarter of 2004.

“We are satisfied with the settlement and pleased to put this dispute behind us,” said Joseph P. Schneider, President and CEO of LaCrosse Footwear, Inc.

This press release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by management.

The Company cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including Company performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional factors may be detailed in LaCrosse Footwear’s Company Annual Report on Form 10-K for the year ended December 31, 2002. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

LaCrosse Footwear is a leader in the design and development of premium quality protective footwear and rainwear under the LaCrosse®, Danner® and Rainfair® brands. For more information about LaCrosse Footwear products and the company, please consult our Internet web sites at www.lacrossefootwear.com,www.danner.com, www.lacrossesafety.com and www.lacrossefootwearinc.com.